Exhibit 99.1

Joint Filer Information

Name and Address of Joint Filer:	Star Parent, L.P.

Address of Joint Filer:	c/o Dun & Bradstreet Holdings, Inc.
101 John F. Kennedy Parkway
Short Hills, NJ 07078

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Dun & Bradstreet Holdings, Inc. [DNB]

Date of Event Requiring Statement
(Month/Day/Year):	July 1, 2020

Designated Filer:	Star Parent, L.P.

Signature:

Star Parent, L.P.
By:	Star GP Holding, LLC,
its general partner

By:	/s/ Joe A. Reinhardt III
	Name:	Joe A. Reinhardt III
	Title:	Chief Legal Officer

Dated: February 25, 2021

Joint Filer Information

(continued)

Name and Address of Joint Filer:	Star GP Holding, LLC

Address of Joint Filer:	c/o Dun & Bradstreet Holdings, Inc.
101 John F. Kennedy Parkway
Short Hills, NJ 07078

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Dun & Bradstreet Holdings, Inc. [DNB]

Date of Event Requiring Statement
(Month/Day/Year):	July 1, 2020

Designated Filer:	Star Parent, L.P.

Signature:

Star GP Holding, LLC

By:	/s/ Joe A. Reinhardt III
	Name:	Joe A. Reinhardt III
	Title:	Chief Legal Officer

Dated: February 25, 2021

2